                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant toss. 240.14a-12

                          SELAS CORPORATION OF AMERICA

                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)   Title of each class of securities to which transaction applies:

     (2)   Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined.):

     (4)   Proposed maximum aggregate value of transaction:

     (5)   Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)    Amount Previously Paid:

(2)    Form, Schedule or Registration Statement No.:

(3)    Filing Party:

(4)    Date Filed:

                               [GRAPHIC OMMITTED]


                          SELAS CORPORATION OF AMERICA
                               2034 Limekiln Pike
                          Dresher, Pennsylvania 19025

                                                                 April 17, 2001

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 10, 2002

   The annual meeting of shareholders of Selas Corporation of America (the "Corporation") will be held at the Holiday Inn, 432 Pennsylvania Avenue, Fort Washington, Pennsylvania, 19034, on Friday, May 10, 2002, at 11:00 a.m. for the following purposes:

      (1) election of directors;

      (2) ratification of the appointment of KPMG LLP as the Corporation's auditors for the year ending December 31, 2002; and

      (3) transaction of such other business as may properly come before the meeting.

   The Board of Directors has fixed the close of business on March 20, 2002, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

   All shareholders are cordially invited to attend the meeting, but whether or not you expect to attend the meeting in person, please mark, sign and date the enclosed proxy and return it promptly in order that your shares may be voted. If you attend the meeting, you may revoke your proxy and vote in person.

                                PROXY STATEMENT

   The enclosed proxy is solicited by the Board of Directors of the Corporation. The proxy is revocable at any time prior to its use by delivery of a subsequently executed proxy or written notice of revocation to the Secretary of the Corporation. The Board of Directors has fixed the close of business on March 20, 2002, as the record date for determination of the shareholders entitled to vote at the Annual Meeting. As of March 20, 2002, there were 5,119,214 common shares outstanding, each of which is entitled to one vote on all matters to be presented at the meeting. The annual report of the Corporation, including consolidated financial statements, for the year ended December 31, 2001, on which no action will be requested at the annual meeting, is included herewith. It is not to be regarded as proxy solicitation material.

                             ELECTION OF DIRECTORS


   The Board of Directors currently consists of six members divided into three classes.

   John H. Austin, whose term was to expire at the 2002 meeting retired from the Board of Directors effective December 31, 2001. The Board of Directors elected John H. Duerden and Robert N. Masucci to the Board effective February 19, 2002, with terms to expire at the 2002 Annual Meeting. Simultaneously the Board voted to increase the size of the Board from five to six.

   The Board intends to cause Messrs. Duerden and Masucci to be nominated for re-election at the 2002 Annual Meeting to serve until the annual meeting in 2005 and until their respective successors have been duly elected and have qualified.

   If either of the nominees should be unavailable on May 10, 2002, the persons named in the proxy may vote the proxies for such other person as they may choose, unless the Board of Directors reduces the number of directors to be elected.

   Assuming a quorum is present, the two nominees receiving the highest number of votes cast at the Annual Meeting will be elected directors. For such purposes, the withholding of authority to vote or the specific direction not to cast a vote, such as broker non-vote, will not constitute the casting of a vote in the election of directors.

   The following table sets forth certain information concerning the nominees and the persons whose terms as directors will continue after the Annual Meeting, including their ages and principal occupations during the past five years:


                 Name, Age and Occupation                     Director    Term
                 ------------------------                      Since     Expires
                                                              --------   -------
Frederick L. Bissinger (91), retired Vice Chairman of           1974       2003
  Allied Chemical Corporation (now Honeywell Inc.).

John H. Duerden (61), Chief Executive Officer of Xerox          2002       2002
  Engineering Systems, a wholly-owned subsidiary of Xerox
  Corporation. From August 2000 to January 2001, Chief
  Executive Officer of Lernout & Hauspie. Prior to May
  2000, Chairman and Chief Executive Officer of Dictaphone
  Corporation (acquired by Lernout & Hauspie in May 2000).
  From April 1990 to April 1995, President and Chief
  Operations Officer, Reebok International. From August
  1988 to April 1990, Senior Vice President, International
  Operations, Reebok International. Prior to August 1988,
  twenty years with Xerox Corporation. Lernout & Hauspie
  filed for protection under bankruptcy laws in 2000,
  stemming from events that occurred before Mr. Duerden
  joined that company upon its acquisition of Dictaphone.


                 Name, Age and Occupation                     Director     Term
                 ------------------------                      Since     Expires
                                                              --------   -------
Nicholas A. Giordano (59), business consultant and              2000       2003
  investor. Interim President of LaSalle University from
  July 1998 though June 1999, consultant for financial
  services organizations from 1997 through 1998. From 1981
  to 1997, President and Chief Executive Officer of the
  Philadelphia Stock Exchange. Mr. Giordano serves as a
  trustee of W.T. Trust and Kalmar Pooled Investment
  Trust, mutual funds, and a director of Independence Blue
  Cross of Philadelphia, Fotoball USA, Inc., and Daisytek
  International Corporation.

Mark S. Gorder (55), President and Chief Executive              1996       2004
  Officer of the Corporation since April 2001; President
  and Chief Operating Officer of the Corporation from
  January to April 2001; previously Vice President of the
  Corporation; President and Chief Executive Officer of
  Resistance Technology, Inc., a subsidiary of the
  Corporation since 1993.

Robert N. Masucci (64), since 1990, chairman of                 2002       2002
  Montgomery Capital Advisors, Inc., Chairman and since
  1996, Chief Executive Officer of Barclay Brand Ferndon,
  Inc. Prior to 1990, Chief Executive Officer of Drexel
  Industries, Inc.

Michael J. McKenna (67), Chairman of the Board of               1998       2004
  Directors since April 2001. Retired Vice Chairman of the
  Board of Directors and Director of Crown Cork & Seal
  Company, Inc. From 1995 to 1998, President and Chief
  Operating Officer and, prior to 1995, Executive Vice
  President and President of North American Division, of
  Crown Cork & Seal Company, Inc.


Messrs. Giordano and Masucci are first cousins.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

   Subject to shareholder ratification, on the recommendation of the Audit Committee, the Board of Directors has appointed KPMG LLP as the Corporation's auditors for 2002. KPMG LLP or predecessors have served as the Corporation's auditors for many years. The persons named in the accompanying proxy will vote to ratify the appointment of KPMG LLP as the Corporation's auditors for 2002 unless contrary instructions are received. If a majority of the votes cast on this matter are not cast in favor of ratification of this appointment, other auditors will be considered and appointed by the Board of Directors. Abstentions, or the specific direction not to cast a vote, such as a broker non-vote, will not constitute the casting of a vote concerning the ratification of such appointment. A representative of KPMG LLP is expected to be present at the annual meeting of shareholders to make a statement if desired and be available to respond to appropriate questions.

                             ADDITIONAL INFORMATION


Share Ownership of Certain Beneficial Owners, Directors and Certain Officers

   The following table sets forth certain information as of March 15, 2002, concerning beneficial ownership of the Corporation's common shares by the only persons or groups of persons shown by Securities and Exchange Commission records to own beneficially more than 5% of the Corporation's common shares and information as March 15, 2002, concerning such beneficial ownership of all directors and nominees, by each of the executive officers named in the Summary Compensation Table following and by all directors and executive officers as a group.


                          Name                              Number of    Percent
                           ----                             Shares(1)   of Class
                                                            ---------   --------
The Trust Company of New Jersey ........................     472,200(2)    9.2%
 35 Journal Square
 Jersey City, NJ 07306
Dimensional Fund Advisors, Inc. ........................     406,200       7.9%
 1299 Ocean Avenue, 11th Floor
 Santa Monica, CA 90401
U.S. Bancorp ...........................................     264,650       5.2%
 601 2nd Ave. South
 Minneapolis, MN 55402-4302
Frederick L. Bissinger, Director .......................      14,000(3)     *
Mark S. Gorder, Director, President and Chief Executive
  Officer(4)............................................     338,150(5)    6.5%
Nicholas A. Giordano, Director .........................       2,667(6)     *
Michael J. McKenna, Chairman of the Board of Directors .      11,000(7)     *
Stephen F. Ryan, retired Director, Chairman and Chief
  Executive Officer.....................................     123,250(8)    2.4%
James C. Deuer, Vice President .........................      59,999(9)    1.2%
Robert W. Ross, former Vice President and Secretary ....      57,550(10)   1.1%
Christian Bailliart, Vice President(11) ................      22,900(12)    *
Francis A. Toczylowski, Vice President, Secretary and
  Treasurer.............................................       6,860(13)    *
All Directors and Executive Officers as a Group
  (9 persons)..............................................  636,375(14)  11.7%

_______________
 * Less than 1%

(1) Unless otherwise indicated, each person has sole voting and investment power with respect to all such shares.

(2) The Trust Company of New Jersey has reported sole voting and investment power with respect to 461,700 shares and shared voting and investment power with respect to 10,500 shares.

(3) Includes 5,000 shares which Mr. Bissinger has the right to acquire within 60 days through the exercise of stock options.

(4) Mr. Gorder, whose business address is 1260 Red Fox Road, Arden Hills, Minnesota 55112, is also President and Chief Executive Officer of Resistance Technology, Inc., a wholly-owned subsidiary of the Corporation.

 (5) Includes 73,500 shares which Mr. Gorder has the right to acquire within 60 days through the exercise of stock options.

 (6) Includes 1,667 shares which Mr. Giordano has the right to acquire within 60 days through the exercise of stock options.

 (7) Includes 5,000 shares which Mr. McKenna has the right to acquire within 60 days through the exercise of stock options.

 (8) Includes 102,250 shares which Mr. Ryan has the right to acquire within 60 days through the exercise of stock options.

 (9) Includes 22,500 shares which Mr. Deuer has the right to acquire within 60 days through the exercise of stock options.

(10) Includes 47,250 shares which Mr. Ross has the right to acquire within 60 days through the exercise of stock options.

(11) Mr. Bailliart, whose business address is Parc Technologique des Barbanniers, 3/5 Place du Village, Gennevilliers Cedex, France 92632, is also Chairman of Selas (SAS), a wholly-owned subsidiary of the Corporation.

(12) Includes 22,900 shares which Mr. Bailliart has the right to acquire within 60 days through the exercise of stock options.

(13) Includes 5,860 shares which Mr. Toczylowski has the right to acquire within 60 days through the exercise of stock options.

(14) Includes 305,927 shares which directors and executive offices have the right to acquire within 60 days through the exercise of stock options.

Executive Compensation

                           Summary Compensation Table

   The following table sets forth certain information concerning compensation paid or accrued by the Corporation and its subsidiaries to the Corporation's Chief Executive Officer and its next five most highly compensated executive officers (the "Named Officers") for the years indicated.

                                                                                               Long Term
                                                                 Annual Compensation      Compensation Awards
Name and Principal                                               -------------------      -------------------        All Other
Position                                                Year   Salary ($)    Bonus ($)        Options (#)       Compensation (1)($)
------------------                                      ----   ----------    ---------    -------------------   -------------------
Mark S. Gorder......................................    2001     264,640         --             25,000                 5,100
 Chief Executive Officer of the                         2000     205,478       40,000           50,000                 5,100
 Corporation and President of                           1999     201,296         --               --                   4,800
 Resistance Technology, Inc.

Stephen F. Ryan(2)..................................    2001     106,875         --               --                   1,603
 Retired Chairman and Chief                             2000     285,000       45,000            5,000                 2,550
 Executive Officer                                      1999     260,000         --               --                   2,400

James C. Deuer......................................    2001     130,371         --               --                   3,345
 Vice President of the Corporation                      2000     130,371       80,000             --                   3,345
 and President of Deuer                                 1999     130,371       65,186             --                   3,345
 Manufacturing, Inc.

Robert W. Ross(3)...................................    2001     180,256         --               --                   2,419
 Former Vice President, Secretary                       2000     175,000       25,000            5,000                 2,550
 of the Corporation and President                       1999     165,000         --               --                   2,400
 of the Heat Technology Group

Christian Bailliart(4)..............................    2001     136,373         --               --                   5,143(5)
 Vice President of the Corporation                      2000     133,387       25,000            2,000                 5,194(5)
 and Chairman of Selas SAS                              1999     141,000         --               --                   5,950(5)

Francis A. Toczylowski..............................    2001     120,000         --               --                   1,800
 Vice President, Secretary and                          2000     115,000       25,000            7,500                 1,725
 Treasurer                                              1999      87,491         --               --                   1,312

_______________

(1) Except for Mr. Bailliart, represents the Corporation's or a subsidiary's contributions to the named officer's account under Employee Savings Plans.

(2) Mr. Ryan retired from the Corporation as of April 24, 2001.

(3) Mr. Ross resigned from the Corporation as of November 30, 2001.

(4) Mr. Bailliart's salary and bonus, which were paid in French francs, have been translated into U.S. dollars for purposes of this presentation based upon the average prevailing exchange rate for the applicable year.

(5) Represents amounts paid by the Corporation or its subsidiaries to obtain insurance which provides coverage to Mr. Bailliart in the event Mr. Bailliart's employment is terminated.

Stock Option Tables

   The following tables set forth certain information about stock option grants by the corporation to the Named Officers in fiscal 2001 and the number of options exercised in fiscal 2001 and the number, respectively, of unexercised options and the value of unexercised in-the-money options at the 2001 fiscal year end held by Named Officers.

                             Option Grants in 2001



                                                         % of Total                              Potential Realizable Value
                                                          Options                                  at Assumed Annual Rates
                                                         Granted to                                        of Stock
                                              Options    Employees    Exercise Price    Expiration       Appreciation
Name                                          Granted    in 2001(1)      Per Share         Date       for Option Term(2)
----                                          -------    ----------   --------------    ----------    ------------------
                                                                                                        5%           10%
                                                                                                      -------   --------
Mark S. Gorder .............................   25,000       62.5%          $3.70         5/11/2011    $58,173   $147,421

________________

(1) During 2001 the Corporation granted options under the 2001 Stock Option Plan covering a total of 40,000 Common Shares.

(2) These amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date.

                      Aggregated Option Exercises in 2001
                      And December 31, 2001 Option Values

                                                                             Number of Shares              Value of Unexercised
                                                  Shares                   Covered by Unexercised         In-the-Money Options at
                                                 Acquired               Options at December 31, 2001        December 31, 2001(1)
                                                    on        Value     ----------------------------    ---------------------------
Name                                             Exercise    Realized   Exercisable    Unexercisable    Exercisable   Unexercisable
----                                             --------    --------   -----------    -------------    -----------   -------------
Mark S. Gorder ...............................      --          --         71,500          69,000           $0              $0
Stephen F. Ryan ..............................      --          --        102,250           4,000            0               0
James C. Deuer ...............................      --          --         21,000           3,000            0               0
Robert W. Ross ...............................      --          --         45,250          18,000            0               0
Christian Bailliart ..........................      --          --         21,400           4,600            0               0
Francis A.
  Toczylowski.................................      --          --          5,520           6,680            0               0

_______________

(1) Represents the difference between the option exercise price and the fair market value of the Corporation's common shares at December 31, 2001. In-the-money options are those where the fair market value of the underlying securities exceeds the exercise price of the option. The closing price of the Corporation's common shares on December 31, 2001, was $2.10 per share.

Employment Agreement

   In connection with Mr. Gorder's election as President and Chief Executive Officer of the Corporation, the Corporation and Mr. Gorder entered into an employment agreement. The agreement provides for Mr. Gorder to serve as President and Chief Executive officer of the Corporation until April 30, 2004, and to be compensated at the annual rate of $250,000 for the period of January 1, through April 30, 2001 and at the annual rate of $275,000 for the period of May 1, 2001 through December 31, 2001. Mr. Gorder's annual compensation after December 31, 2001 is to be as established by the Board, but is required to be no less than $275,000. If Mr. Gorder's employment is terminated for any reason, other than for cause, he will be entitled to the continued payment of his salary and bonus until April 30, 2004, or, at his election, a lump sum payment equal to the present value of these payments.

Separation Agreements

   In connection with Mr. Ryan's retirement from the Corporation, effective at the time of the 2001 Annual Meeting, the Corporation and Mr. Ryan entered into a retirement and consulting agreement. The agreement provides for Mr. Ryan to provide consulting services to the Corporation for a five-year period beginning April 24, 2001, in return for payments of $75,000 per year. It also provides for the Corporation to extend the expiration date of his outstanding stock options (which would otherwise expire three months after his retirement) to the fifth anniversary of his retirement or the stated expiration date of the options, whichever is earlier. The exercise prices and other terms of the options were not affected.

   In connection with Mr. Ross's separation from the Corporation, effective as of November 30, 2001, the Corporation and Mr. Ross entered into a separation agreement. The agreement provides for Mr. Ross to provide consulting services to the Corporation for one year beginning November 30, 2001 in return for payments of $16,087 per month, with the possibility of an additional payment of up to $50,000. It also modifies the Supplemental Retirement Plan to provide for Mr. Ross to receive $24,000 per year, beginning when he turns 55.

Change-of-Control Arrangements

   Under agreements expiring December 31, 2002, with Messrs. Gorder, Deuer and Toczylowski, the Corporation would be required to pay two years' salary to them upon involuntary termination (defined to include a reduction in salary, change of location or adverse change in responsibilities) following a hostile change in control or hostile sale of substantial assets of the Corporation or, in the case of Mr. Gorder, Resistance Technology, Inc. or, in the case of Mr. Deuer, Deuer Manufacturing, Inc.

Retirement Plan

   Contributions to the Corporation's Retirement Plan adopted in 1986 covering certain officers and salaried employees are not reflected in the preceding executive compensation tables. The Corporation's Retirement Plan is a funded, qualified, defined benefit pension plan that provides benefits for eligible employees. The Corporation's Supplemental Retirement Plan, adopted in 1994, is a non-qualified supplemental plan that provides benefits that would otherwise be denied to eligible employees by reason of certain Internal Revenue Code limitations on qualified plan benefits. In the case of Messrs. Ryan and Ross, the Supplemental Retirement Plan provides an additional benefit such that the aggregate annual benefit payable as a single life annuity under the Plan is equal to 40% of the average of the employee's base salary for the three years prior to retirement. The total annual benefit payable as a life annuity to Mr. Ryan is $103,537, and to Mr. Ross will be $24,000, following the date he turns 55.

Resistance Technology, Inc.

   Mr. Gorder is a general partner (with a one-third interest) of Arden Partners I, L.L.P., a Minnesota limited liability partnership ("Arden") that owns and leases to RTI under a lease entered into October, 1991, and amended and restated effective November 1, 1996, one of RTI's two manufacturing facilities. In connection with the RTI acquisition, Arden executed an agreement with RTI to extend the term of such lease from November 1, 1996 to October 31, 2003, and to grant RTI two successive renewal term options of five years each. Under the extension agreement, the base monthly rent during each extension term is to be tied to the fair rental value at the commencement of the applicable extension term. Under the current lease, RTI pays Arden a base monthly rent of approximately $27,500.

   NOTWITHSTANDING ANY INCORPORATION OF FUTURE FILINGS, INCLUDING PROXY STATEMENTS, BY REFERENCE CONTAINED IN ANY OF THE CORPORATION'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, THE FOLLOWING COMPENSATION COMMITTEE REPORT, THE PERFORMANCE GRAPH ON PAGE 16 AND THE AUDIT COMMITTEE REPORT SHALL NOT BE INCORPORATED INTO ANY SUCH FILINGS. SUCH REPORT AND GRAPH ARE NOT TO BE DEEMED FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND ARE NOT TO BE REGARDED AS PROXY SOLICITATION MATERIAL.

Compensation Committee Report

   The Corporation's compensation program for officers, which is administered by the Compensation Committee of the Board of Directors, is designed to align a significant portion of officer compensation with the Corporation's business objectives and performance. The Compensation Committee consists of two outside directors, none of whom has ever been an employee of the Corporation or any of its subsidiaries.

   The Corporation's officer compensation program consists of base salary, potential annual cash incentive compensation and long-term incentive compensation in the form of stock options. Officers are also covered under medical, life insurance, pension and savings plans generally available to employees of the Corporation or the business unit managed by the officer.

   Through the use of data on comparable companies and its evaluation of officers' performance, the Compensation Committee's objective is to recommend to the Board of Directors the setting of total base salary and potential incentive compensation for the Corporation's Chief Executive Officer and other officers at levels designed to achieve the Corporation's objectives of attracting, retaining, motivating and rewarding talented executives. The Committee's philosophy is that a significant portion of the total potential compensation of the Chief Executive Officer and other senior executives should be leveraged to be dependent upon the degree of the Corporation's or a business unit's financial success in a particular year.

   In 2001 the Committee recommended to the Board of Directors and the Board of Directors approved an incentive compensation program for 2001 that applied financial performance measures tailored to the nature of the particular business unit and the desired contribution to the overall financial results of the Corporation. In all cases, incentive compensation was substantially dependent on the achievement of financial performance targets relating to a particular business unit or to the Corporation on a consolidated basis.
Because of the financial performance of the Corporation and its business units no bonuses were paid under the 2001 plan.

   The Corporation's 1994 and 2001 stock option plans are its long-term incentive plans for officers and key employees. The stock option plans are designed further to align the interests of the Corporation's executives and its shareholders by creating a direct link between long-term executive compensation and long-term increases in shareholder values. Since all options are granted at fair market value at the time of grant, there is no built-in profit and thus the value of the option is tied solely and directly to increases in value of the Corporation's common shares. Stock options are granted to the Corporation's officers from time to time as deemed appropriate by the Committee based on various factors, including particularly the executive's ability to influence the Corporation's long-term growth and profitability.

                                     THE COMPENSATION COMMITTEE
                                        Michael J. McKenna, Chairman
                                        Frederick L. Bissinger

                             Audit Committee Report

   The Audit Committee of the Corporation's Board of Directors currently consists of three directors, all of whom are independent for purposes of the American Stock Exchange listing requirements. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee has prepared the following report on its activities with respect to the Corporation's audited consolidated financial statements for the year ended December 31, 2001, which we refer to here as the Corporation's audited consolidated financial statements.

   o The Audit Committee has reviewed and discussed the audited consolidated financial statements with management.

   o The Audit Committee has discussed with KPMG LLP, the Corporation's independent auditors, the matters required to be discussed by Statements on Auditing Standards No. 61, which include, among other items, matters related to the conduct of the audit of the Corporation's consolidated financial statements.

   o The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, and has discussed with KPMG LLP its independence from the Corporation.

   o Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                                        THE AUDIT COMMITTEE
                                        Nicholas A. Giordano, Chairman
                                        Michael J. McKenna
                                        Robert N. Masucci

          Additional Information Regarding the Corporation's Auditors

Audit Fees

   The aggregate fees charged to the Corporation by KPMG LLP for its audit of the Corporation's 2001 consolidated financial statements and for its review of the Corporation's consolidated financial statements included in the Corporation's quarterly reports on Form 10-Q for 2001 were approximately $251,000.

Financial Information Systems Design and Implementation Fees

   No fees were charged to the Corporation by KPMG LLP for information technology services for 2001.

All Other Fees

   The aggregate fees charged to the Corporation by KPMG LLP for all other services for 2001 were approximately $64,000.

   The Audit Committee has considered the nature of the above-listed services provided by KPMG LLP and determined that such services are compatible with their provision of independent audit services.

Performance Graph

   The following graph shows the cumulative total return for the last five years, calculated as of December 31 of each such year, for the Corporation's common shares, the Standard & Poor's 500 Index and the American Stock Exchange Market Value Index. The graph assumes that the value of the investment in each of the three was $100 at December 31, 1996 and that all dividends were reinvested.


--------------------------------------------------------------------------------

            250 ----------------------------------------------------------------


                                                  #
            200 ----------------------------------------------------------------
                                                              #
                                       #                                   #
                                                              *
            150 ----------------------------------*-----------------------------
                                                                           *
Dollars                   #
                          *            *
            100 @#*-------------------------------------------------------------
                          @
                                       @
                                                  @
             50 ----------------------------------------------------------------
                                                               @
                                                                           @

              0 ----------------------------------------------------------------

              1996        1997        1998        1999        2000        2001
              Base
              Year


@ Selas        $100       $ 86        $ 75        $ 62         $ 34       $ 21
# S&P 500       100        133         172         208          190        167
* Amex          100        117         118         150          154        145




Board and Committee Matters

   The Corporation's Board of Directors met seven times in 2001. In fiscal year 2001, Directors who were not officers of the Corporation received an annual retainer of $24,000 plus $800 per Board or Committee meeting attended on a particular day and $400 for each additional Board or Committee meeting attended on the same day. Mr. McKenna also receives $27,500 per quarter for services performed as Chairman of the Board. Under the Corporation's Non-Employee Directors Stock Option Plan adopted in 1998, directors who are not employees of the Corporation or any of its subsidiaries receive an automatic one-time grant of an option to acquire 5,000 common shares of the Corporation upon their initial election or appointment to the Board of Directors.

   The Board of Directors has standing Audit and Compensation Committees. There is no standing Nominating Committee.

   The Audit Committee, which in 2001 consisted of Mr. Austin (who retired from the Board and committee as Chairman on December 31, 2001), Mr. Giordano and
Mr. McKenna, held three formal meetings in 2001. In addition, the Audit Committee, or its Chairman, held informal telephonic meetings with the Corporation's management and independent auditors to review and approve the Corporation's quarterly consolidated financial statements. The Audit Committee receives information from the outside auditors and from management of the Corporation relating to the Corporation's consolidated financial statements and considers recommendations of the auditors and financial management as to audit and accounting matters.

   The Compensation Committee, consisting of Mr. McKenna, Chairman and Mr. Bissinger met three times during 2001. The Compensation Committee reviews and makes recommendations to the Board of Directors concerning officer compensation and officer and employee bonus programs and administers the Corporation's 2001 Plan, the Amended and Restated 1994 Stock Option Plan and the Non-Employee Directors Stock Option Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's executive officers and directors and persons who own more than ten percent of a registered class of the Corporation's equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Corporation with copies of these reports.

   Based on the Corporation's review of the copies of these reports received by it and written representations, if any, received from reporting persons with respect to the filing of reports of Forms 3, 4 and 5, the Corporation believes that all filings required to be made by the reporting persons for fiscal 2001 were made on a timely basis.

Shareholder Proposals

   Under Securities and Exchange Commission rules, certain shareholder proposals may be included in the Corporation's proxy statement. Any shareholder desiring to have such a proposal included in the Corporation's proxy statement for the annual meeting to be held in 2003 must deliver a proposal in full compliance with Rule 14a-8 under the Securities Exchange Act of 1934 to the Corporation's executive offices not later than December 18, 2002.

Other Matters

   The management of the Corporation knows of no matters other than those stated above to come before the meeting. However, if any other matters should properly come before the meeting, the enclosed proxy confers discretionary authority with respect thereto.

   The cost of printing and mailing this notice and soliciting proxies will be borne by the Corporation. Employees of the Corporation may solicit proxies by personal interview, mail, telephone and other methods. The Corporation has retained the Altman Group to assist in the solicitation of proxies at an estimated cost of $3,000 plus expenses. The Corporation will request brokerage houses and other nominees to forward soliciting material to the beneficial owners of the shares held of record by such persons. The Corporation will reimburse them for their expenses in doing so.

                                        Francis A. Toczylowski
                                        Secretary

                          SELAS CORPORATION OF AMERICA
                          DRESHER, PENNSYLVANIA 19025

          This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned, revoking all prior proxies, hereby appoints MARK S. GORDER and FRANCIS A. TOCZYLOWSKI, and either of them, with full power of substitution, as proxies and hereby authorizes them to represent and to vote all the Common Shares of Selas Corporation of America held of record by the undersigned on March 20, 2002, at the annual meeting of shareholders to be held on May 10, 2002, or any adjournment thereof.



  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED
                             POSTAGE PAID ENVELOPE.


                          (continued on reverse side)

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

1. ELECTION OF DIRECTORS. The nominees for election are John H. Duerden and Robert N. Masucci.
For all nominees           Withhold Authority                                   3. In their discretion, the Proxies are authorized
listed above (except       to vote for all       To withhold authority to vote     to vote upon such other business as may properly
as marked to the           nominees listed       for any individual nominee,        come before the meeting.
contrary at the right)     above.                write that nominee's name in
                                                 the space provided below.      THE SHARES REPRESENTED BY THIS PROXY, DULY
/ /                        / /                   _____________________________  EXECUTED, WILL BE VOTED AS INSTRUCTED ABOVE. IF
                                                                                INSTRUCTIONS ARE NOT GIVEN, THEY WILL BE VOTED FOR
Please mark your votes as indicated in this example.                            THE ELECTION OF DIRECTORS AS SET FORTH IN THE
                                                                                CORPORATION'S PROXY STATEMENT AND FOR RATIFICATION
                                                                                OF THE APPOINTMENT OF AUDITORS.
                                            FOR     AGAINST     ABSTAIN
2. PROPOSAL TO RATIFY THE APPOINTMENT
   OF KPMG LLP AS THE AUDITORS OF THE       / /       / /         / /           ____________________________________________________
   CORPORATION.
                                                                                ____________________________________________________
                                                                                                       Signature
                                                                                Your signature should appear exactly as your name
                                                                                appears in the space to the left. For joint
                                                                                accounts, any co-owner may sign. When signing in a
                                                                                fiduciary or representative capacity, please give
                                                                                your full title as such.

                                                                                Date__________________________________________ ,2002


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